SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2003

United Retail Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	00019774	51-0303670
(State or other jurisdiciton of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

365 West Passaic Street, Rochelle Park, NJ	07662
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (201) 845-0880

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

(a)     On November 17, 2003, United Retail Group, Inc. released an earnings press release, which is furnished as Exhibit 99 to this report, for publication on November 18, 2003.

The percentage changes in comparable store sales mentioned in the press release refer to those stores that were open for at least 12 months. Comparable stores sales may be considered a non-GAAP measure of sales performance but are commonly used by specialty retail industry analysts and investors.

The press release first reports a net loss for the fiscal 2003 periods and then net loss figures that exclude after tax valuation allowances for the net deferred tax assets and net operating loss carryforwards. The latter figures make it easier for readers to make comparisons with the fiscal 2002 periods, which had no valuation allowance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED RETAIL GROUP, INC.
By: /s/George R. Remeta George R. Remeta Vice Chairman and Chief Administrative Officer

Date: November 18, 2003

EXHIBIT INDEX

Exhibit No.	Description
99	Earnings Press Release, dated November 18, 2003, of United Retail Group, Inc.